Exhibit 99.1

A10 Networks, Inc. Announces Proposed Offering of $200 Million of Convertible Senior Notes

San Jose, Calif. — March 12, 2025 —A10 Networks, Inc. (NYSE: ATEN) (the “Company”) today announced its intention to offer, subject to market conditions and other factors, $200,000,000 aggregate principal amount of convertible senior notes due 2030 (the “notes”) in a private offering (the “offering”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. In connection with the offering, the Company also expects to grant the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $25,000,000 aggregate principal amount of notes.

When issued, the notes will be senior, unsecured obligations of the Company, will accrue interest payable semi-annually in arrears and will mature on April 1, 2030, unless earlier converted, redeemed or repurchased. Prior to the close of business on the business day immediately preceding December 1, 2029, the notes will become convertible only under certain circumstances and during specified periods. From and after December 1, 2029, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions of the notes by paying cash up to the aggregate principal amount of the notes to be converted and paying or delivering, as the case may be, cash, shares of its common stock, or a combination of cash and shares of its common stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the notes being converted. The final terms of the notes, including the interest rate, the initial conversion rate, repurchase or redemption rights and other terms, will be determined at the time of pricing of the offering.

Prior to April 5, 2028, the notes will not be redeemable. The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at the Company’s option at any time, and from time to time, on or after April 5, 2028 and on or before the 60th scheduled trading day immediately before the maturity date, but only if (i) the notes are “freely tradable” (as defined in the indenture for the notes) as of the date the Company sends the related redemption notice and all accrued and unpaid additional interest, if any, has been paid in full as of the first interest payment date occurring on or before the date the Company sends such notice; and (ii) the last reported sale price per share of the Company’s common stock is at least 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends such redemption notice; and (2) the trading day immediately before the date the Company sends such notice. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If certain corporate events that constitute a “fundamental change” occur, then, subject to a limited exception, noteholders may require the Company to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

The interest rate, initial conversion rate and other terms of the notes will be determined at the pricing of the offering.

The Company expects to use up to approximately $44.2 million of the net proceeds from the offering to repurchase shares of its common stock (the “share repurchases”) concurrently with the pricing of the offering in privately negotiated transactions effected through one of the initial purchasers of the notes or its affiliate, as the Company’s agent. The Company expects the purchase price per share of common stock repurchased in the share repurchases to equal the closing price of the Company’s common stock on The New York Stock Exchange on the date of pricing of the notes. The Company intends to use the remainder of the net proceeds from the offering for working capital and other general corporate purposes. The Company may also use the net proceeds from the offering to fund future acquisitions of, or investments in, businesses, assets or technologies that the Company believes is complementary to its own, although the Company has no present commitments or agreements to do so. The Company will retain broad discretion over the use of the proceeds. Pending application of the net proceeds as described above, the Company intends to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. The concurrent repurchases of shares of the Company’s common stock described above, and any other repurchases of the Company’s common stock, could increase, or reduce the size of any decrease in, the market price of the Company’s common stock, which may result in a higher effective conversion price for the notes the Company is offering. The Company cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes or its common stock. No assurance can be given as to how much, if any, of the shares of the Company’s common stock will be repurchased or the terms on which they will be repurchased.

In addition, any share repurchases following the offering could affect the market price of the notes and, if conducted during an observation period for the conversion of any notes, could affect the amount and value of the consideration that is due upon such conversion. The share repurchases will be effected as part of the Company’s share repurchase program authorized by its board of directors in 2024. Accordingly, the share repurchases will reduce the approximately $44.2 million remaining amount authorized and available under such share repurchase program as of the date hereof.

This press release is not an offer to repurchase the Company’s common stock and the offering of the notes is not contingent upon the share repurchases.

The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The notes and the shares of the Company’s common stock issuable upon conversion of the notes, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from such registration requirements.

About A10 Networks, Inc.

A10 Networks provides security and infrastructure solutions for on-premises, hybrid cloud, and edge-cloud environments. Our 7000+ customers span global large enterprises and communications, cloud and web service providers who must provide business-critical applications and networks that are secure, available, and efficient. Founded in 2004, A10 Networks is based in San Jose, Calif. and serves customers globally.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intention to offer the notes, the intended use of net proceeds from the offering, the expected terms of the offering and the extent and potential effects of the share repurchases. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including risks related to whether A10 Networks, Inc. will offer the notes or consummate the offering of the notes on the expected terms, or at all, the potential impact of market and other general economic conditions, whether A10 Networks, Inc. will be able to satisfy the conditions required to close any sale of the notes, the anticipated use of the net proceeds of the offering, the fact that A10 Networks, Inc.’s management will have broad discretion in the use of the proceeds from any sale of the notes, whether the share repurchases will become effective on the anticipated terms or at all, and other risks detailed from time to time in A10 Networks, Inc.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2024. The forward-looking statements in this press release are based on information available to A10 Networks, Inc. as of the date hereof, and A10 Networks, Inc. does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made except as otherwise required by law.

Contact Information

Rob Fink

Managing Partner at FNK IR

investors@a10networks.com